NEWS BULLETIN DDi Corp.

1220 Simon Circle

Anaheim, CA 92806

NASDAQ: DDIC

For Further Information:

Mikel H. Williams Sally Goff Kathleen Buczko

Chief Executive Officer Chief Financial Officer NMC Partners

(714) 688-7200 (714) 688-7200 Investor/Analyst Information

(562) 366-1552

DDi Corp. Announces Third Quarter 2007 Results

ANAHEIM, Calif., October 30, 2007 - DDi Corp. (NASDAQ: DDIC), a leading provider of time-critical, technologically-advanced printed circuit board ("PCB") engineering and manufacturing services, today reported its financial results for the third quarter ended September 30, 2007.

Third Quarter Results

Third quarter 2007 net sales were $43.3 million, a decrease of 12 percent sequentially from the second quarter 2007 net sales of $49.1 million and essentially flat compared to PCB net sales of $43.2 million in the third quarter of 2006. Total net sales decreased 16 percent from total net sales in the same period in 2006 of $51.4 million which included $8.2 million in sales from the assembly business that was sold in September 2006.

Gross margin as a percentage of net sales decreased to 17.9 percent for the third quarter of 2007 from 22.9 percent in the second quarter of 2007, primarily due to the loss of operating leverage on lower sales. Gross margin on total sales was slightly higher compared to the prior year third quarter gross margin on total sales of 17.7 percent, which included the assembly business, but decreased when comparing only PCB sales which had a 20.8 percent gross margin in the same quarter last year. The decrease in the PCB gross margin from the same quarter last year was primarily due to higher material costs as a percentage of sales driven by a shift in mix to more technologically-advanced boards and material price increases, as well as to lower capacity utilization.

Mikel Williams, Chief Executive Officer of DDi Corp., stated, "The third quarter was impacted by slower customer demand, particularly at the start, as demand was softer across the industry. The slow start negatively impacted top line performance and the operating results for the quarter. Going forward, we have seen demand strengthen in our core high-technology, quick-turn commercial business as well as increased interest from customers in the military/aerospace market, which we see as a growth opportunity for the company. In addition to the AS9100 certifications we previously announced, we have recently received the MIL-PRF-55110G certification for our Anaheim facility. We believe these improvements in our certified capabilities, along with new manufacturing process technologies such as DDi's FLAT-WRAP TM, will facilitate our greater penetration into this vertical market."

Total sales and marketing expenses in the third quarter of 2007 decreased on a sequential basis to $3.0 million from $3.3 million in the second quarter of 2007, primarily due to lower compensation costs and management incentives. Sales and marketing expenses also decreased from the same period in 2006 of $3.9 million, primarily due to the elimination of sales and marketing costs associated with the divested assembly business and a reduction in compensation expense.

Total general and administrative expenses for the third quarter of 2007 decreased on a sequential basis to $3.5 million from $3.9 million for the second quarter of 2007, primarily due to lower management incentives and non-cash stock compensation. Compared to the prior year third quarter, general and administrative expenses increased slightly from $3.3 million, primarily due to higher non-cash compensation expense.

The Company reported break-even net income applicable to common stockholders, or 0 cents per share, for the third quarter of 2007, compared to $2.0 million, or 9 cents per fully diluted share, in the second quarter of 2007. Compared to the same period in 2006, the net income applicable to common stockholders improved from a net loss applicable to common stockholders of $6.3 million, or 32 cents loss per share, primarily due to the $4.5 million loss associated with the sale of the assembly business and to the $1.8 million of Series B dividends/accretion in the third quarter of 2006.

Adjusted EBITDA for the third quarter of 2007 of $4.3 million decreased on a sequential basis from $7.1 million of adjusted EBITDA in the second quarter of 2007 and decreased from the third quarter of 2006 of $4.7 million. A reconciliation of this non-GAAP measure is provided after the GAAP financial statements below.

Year to date Results

Net sales for the nine months ended September 30, 2007 were $135.9 million, a 4 percent increase over PCB net sales in the same period in 2006 of $131.1 million. Total sales for the nine months ended September 30, 2006 were $154.8 million, which included $23.7 million of sales from the divested assembly business.

Gross margin as a percentage of sales for the nine months ended September 30, 2007 was 19.9 percent, an increase from 19.0 percent of total net sales in the same period in 2006, which included the assembly business, but a decrease when comparing only PCB sales which had a 20.8 percent gross margin in the same period last year. The decrease in the PCB gross margin was primarily due to higher material costs as a percentage of sales driven by a shift in mix to more technologically-advanced boards and material price increases.

Net income applicable to common stockholders for the nine months ended September 30, 2007 was $1.0 million, or 4 cents per fully diluted share, compared to a net loss applicable to common stockholders for the same period in 2006 of $12.5 million, or 67 cents loss per share.

Adjusted EBITDA for the nine months ended September 30, 2007 was $15.4 million, or 11.3 percent of net sales, compared to $15.5 million, or 10.0 percent of net sales for the same period in 2006, slightly higher as a percentage of sales on lower total net sales in 2007 as a result of the sale of the assembly business in September 2006.

The Company made capital expenditures in the three and nine months ended September 30, 2007 of $1.7 million and $5.4 million, respectively.

As of September 30, 2007, the Company had total cash and cash equivalents of $18.9 million and no borrowings outstanding under its revolving credit facility, which had a borrowing capacity of approximately $16.1 million.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss third quarter 2007 financial results will be held today at 5:00 p.m. Eastern / 2:00 p.m. Pacific. The call is being webcast and can be accessed at the Company's web site: www.ddiglobal.com/investor. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A telephone replay of the conference call will be available through November 6, 2007 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering the conference ID 26465241. An online replay of the webcast will be available for 12 months at www.ddiglobal.com/investor under "Financial Calendar." For more information, visit www.ddiglobal.com.

About DDi

DDi is a leading provider of time-critical, technologically-advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer PCB engineering, fabrication and manufacturing services to leading electronics OEMs and contract manufacturers worldwide from its facilities across North America and with manufacturing partners in Asia.

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Non-GAAP Financial Measures

This release includes 'adjusted EBITDA', a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measures, provide useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company's business because it reflects financial performance that is unencumbered by debt service and other non-cash, non-recurring or unusual items. This financial measure is commonly used in the Company's industry. It is also used by the Company's lenders to determine components of covenant compliance. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company's definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA to GAAP financial information in the attached Schedule of Non-GAAP reconciliations.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company's assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue," "may," "could" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company cautions that while it makes such statements in good faith and it believes such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records, and other data available from third parties, it cannot assure you that the Company's projections will be achieved. In addition to other factors and matters discussed from time to time in the Company's filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include changes in general economic conditions in the markets in which it may compete and fluctuations in demand in the electronics industry; the Company's ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in the Company's cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

[Financial Tables follow]

DDi Corp.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Qtr. Ended	Qtr. Ended	Qtr. Ended
	Sept. 30, 2007	Sept. 30, 2006	Jun. 30, 2007

Net sales	$ 43,290	$ 51,374	$ 49,133

Cost of goods sold	35,562	42,263	37,867

Gross profit	7,728	9,111	11,266
	17.9%	17.7%	22.9%

Operating expenses:
Sales and marketing	2,976	3,879	3,328
General and administrative	3,471	3,331	3,892
Amortization of intangible assets	1,339	1,150	1,339
Restructuring and other related charges	124	120	132
Loss on sale of assembly business	-	4,544	-

Operating income (loss)	(182)	(3,913)	2,575

Interest and other expense, net	80	265	233

Income (loss) before income taxes	(262)	(4,178)	2,342

Income tax expense (benefit)	(268)	307	384

Net income (loss)	$ 6	$ (4,485)	$ 1,958

Less: Series B preferred stock dividends and accretion	-	(1,798)	-
Net income (loss) applicable to common stockholders	$ 6	$ (6,283)	$ 1,958

Net income (loss) per share applicable to common stockholders - basic	$ 0.00	$ (0.32)	$ 0.09
Net income (loss) per share applicable to common stockholders - diluted	$ 0.00	$ (0.32)	$ 0.09

Weighted-average shares used in per share computations - basic	22,571	19,819	22,613
Weighted-average shares used in per share computations - diluted	22,624	19,819	22,655

DDi Corp.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(Unaudited)

	9 Months Ended	9 Months Ended
	Sept. 30, 2007	Sept. 30, 2006

Net sales	$ 135,870	$ 154,838

Cost of goods sold	108,886	125,376

Gross profit	26,984	29,462
	19.9%	19.0%

Operating expenses:
Sales and marketing	9,428	12,168
General and administrative	11,174	10,587
Amortization of intangible assets	4,018	3,449
Restructuring and other related charges	333	992
Loss on sale of assembly business	-	4,544
Litigation reserve	-	1,727

Operating income (loss)	2,031	(4,005)

Interest and other expense, net	646	1,069

Income (loss) before income taxes	1,385	(5,074)

Income tax expense	412	2,064

Net income (loss)	$ 973	$ (7,138)

Less: Series B preferred stock dividends and accretion	-	(5,398)
Net income (loss) applicable to common stockholders	$ 973	$ (12,536)

Net income (loss) per share applicable to common stockholders - basic	$ 0.04	$ (0.67)
Net income (loss) per share applicable to common stockholders - diluted	$ 0.04	$ (0.67)

Weighted-average shares used in per share computations - basic	22,593	18,807
Weighted-average shares used in per share computations - diluted	22,641	18,807

DDi Corp

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$ 18,893	$ 15,920
Accounts receivable, net	25,491	24,593
Inventories	13,932	14,559
Prepaid expenses and other	1,520	1,146
Total current assets	59,836	56,218
Property, plant and equipment, net	29,657	31,162
Goodwill and intangible assets, net	47,678	51,696
Other assets	657	535
Total assets	$ 137,828	$ 139,611

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$ -	$ -
Accounts payable	10,746	12,884
Accrued expenses and other current liabilities	10,450	12,104
Total current liabilities	21,196	24,988
Other long-term liabilities	4,652	5,056
Total liabilities	25,848	30,044

Stockholders' equity:
Common stock and additional paid-in-capital	241,592	240,379
Accumulated other comprehensive income	495	268
Accumulated deficit	(130,107)	(131,080)
Total stockholders' equity	111,980	109,567
Total liabilities and stockholders' equity	$ 137,828	$ 139,611

DDi Corp.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Qtr. Ended	Qtr. Ended	Qtr. Ended
	Sept. 30, 2007	Sept. 30, 2006	Jun. 30, 2007
Adjusted EBITDA:
GAAP net income (loss) applicable to common stockholders	$ 6	$ (6,283)	$ 1,958
Add back:
Interest and other expense, net	80	265	233
Income tax expense (benefit)	(268)	307	384
Depreciation	2,498	2,372	2,415
Amortization of intangible assets	1,339	1,150	1,339
Non-cash compensation	548	384	598
Loss on sale of assembly business	-	4,544	-
Restructuring and other related charges	124	120	132
Series B Preferred Stock dividends and accretion	-	1,798	-
Adjusted EBITDA **	$ 4,327	$ 4,657	$ 7,059

** Earnings before interest and other, income taxes, depreciation, amortization, non-cash compensation, and if applicable, restructuring and other related charges, loss on sale of assembly business, and Series B dividends and accretion.

	9 Months Ended	9 Months Ended
	Sept. 30, 2007	Sept. 30, 2006
Adjusted EBITDA:
GAAP net income (loss) applicable to common shareholders	$ 973	$ (12,536)
Add back:
Interest and other expense, net	646	1,069
Income tax expense	412	2,064
Depreciation	7,275	7,513
Amortization of intangible assets	4,018	3,449
Non-cash compensation	1,698	1,051
Officer's severance	-	240
Restructuring and other related charges	333	992
Litigation reserve	-	1,727
Loss on sale of assembly business	-	4,544
Series B Preferred Stock dividends and accretion	-	5,398
Adjusted EBITDA **	$ 15,355	$ 15,511

** Earnings before interest and other, income taxes, depreciation, amortization, non-cash compensation, and if applicable, officer's severance, litigation reserves, loss on sale of assembly business, restructuring and other related charges, and Series B dividends and accretion.